UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2013

COMMUNITY FINANCIAL SHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51296	36-4387843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137
(Address of principal executive offices)

(630) 545-0900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 8, 2013, Donald H. Fischer retired as the Chairman of the Board of Directors of Community Financial Shares, Inc. (the “Company”) and its wholly owned subsidiary, Community Bank – Wheaton/Glen Ellyn (the “Bank”).  As previously disclosed, on November 13, 2012, Mr. Fischer notified the Company and the Bank that he would retire as Chairman of the Board of Directors following the first closing of the Company’s private placement offering, which occurred on December 21, 2012.  Mr. Fischer’s retirement is not due to any disagreement with the Company or the Bank or any concerns relating to the operations, policies or practices of either the Company or the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Financial Shares, Inc.

Date: January 8, 2013	By:	/s/ Scott W. Hamer
Scott W. Hamer
President and Chief Executive Officer